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                      REVOLVING LINE OF CREDIT AGREEMENT
                      ----------------------------------


     This Revolving Line of Credit Agreement is made as of April ____, 1999 by and between TIS Mortgage Investment Company, a Maryland corporation, ("Borrower") and TIS Financial Services Company, a California corporation, ("Lender") with reference to the following facts:

                                    RECITALS

     1. Borrower wishes to have access to and Lender is willing to make available to Borrower a revolving line of credit in the amount of One Million Dollars ($1,000,000) (the "Line of Credit").

     2. Borrower is the registered owner of a 99.99% residual interest in a pool of mortgage backed certificates guaranteed by the Government National Mortgage Association as defined in the Certificate attached as Exhibit A to this Pledge Agreement ("Mortgage Certificates"), which Mortgage Certificates shall be pledged as security for Borrower's faithful performance of Borrower's obligations under this Line of Credit Agreement;

     3. The parties desire to enter into this Line of Credit Agreement to provide for the terms and conditions stated below.

     NOW, THEREFORE, the parties agree as follows:

I. THE LINE OF CREDIT

 A. Nature of the Line of Credit. Lender agrees to make a revolving line of
    ----------------------------
    credit available to Borrower in the amount of One Million Dollars ($1,000,000) (the "Credit Limit") on the terms and conditions set forth herein, and Borrower accepts such Line of Credit subject to such terms and conditions of this Agreement. Borrower may request an advance of all or a part of the Line of Credit at any time while the Line of Credit is available. Any amount repaid by the Borrower becomes available for the Borrower to reborrow after the expiration of a hold period for payments by personal checks of up to eleven business days. If Lender delays the availability of funds, it will mail to the Borrower a notice within one business day.
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 B. Advances. Advances under the Line of Credit may be in any amount not to
    --------
    exceed the credit limit remaining available. Advances shall be made by writing to Lender and requesting the release of available funds.

 C. Restrictions on Borrower's Use of the Line of Credit:  Borrower agrees that
    ----------------------------------------------------
    this Line of Credit shall only be used for the purposes of normal operating expenses, improving and/or enhancing the Borrower's existing properties, other matters associated with the maintenance and upkeep of Borrower's existing properties or expenses incurred in the normal course of business on terms and conditions agreed to by the Company.

 D. Default.  Lender may, in its sole discretion, refuse to make advances
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    hereunder if an Event of Default has occurred (as defined in Paragraph V.
    below).

 E. Availability of the Line of Credit. Advances under the Line of Credit will
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    be available until the earlier of the following (the "Termination Date"):
    (1) the anniversary of the date of this Agreement, unless the Agreement is renewed by Lender as described in paragraph 1.H below; or (2) the date Lender terminates the Line of Credit because of an Event of Default pursuant to Paragraph V; or (3) the date the Line of Credit is cancelled by the Borrower pursuant to Paragraph III.A. On the Termination Date, no further advances will be made available to the Borrower.

 F. Credit Limit. A credit limit of One Million Dollars ($1,000.000) has been
    ------------
    set on the Line of Credit. The Borrower agrees not to allow the principal amount that the Borrower owes at any one time under this Agreement to exceed the Credit Limit. Lender does not have to honor any request for an advance which, when added to the unpaid balance, would exceed the Credit Limit.

 G. Payments.
    --------

    1. The minimum payment due each month shall be the amount of accrued interest and shall be due and payable in full on the tenth (10th) day of each month, or on the next business day if said date falls on a Saturday or Sunday, or on a holiday on which Lender is closed. In addition, the Borrower must pay any amounts past due, any amount that exceeds the Credit Limit and any other charges assessed as described in this Agreement.

    2. The entire outstanding principal balance of the Line of Credit, together with all accrued and unpaid interest thereon, and fees and charges owing in connection therewith, shall be due and payable in full on the Termination Date.
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    3.  All sums received from the Borrower for application to the Line of
    Credit shall be applied to the Borrower's obligations under the Line of Credit in such order as determined by Lender.

 H. Renewal. Upon a review of the Borrower's performance under this Agreement
    -------
    and other credit factors, Lender may, in its sole and absolute discretion, renew this Agreement under terms and conditions satisfactory to the Borrower and Lender. Any such renewal will be for a period of one year from the date of the renewal.

II. INTEREST AND PAYMENTS

 A. Payments. The Borrower can pay the balance of the credit outstanding under this Agreement in full or part at any time without premium or penalty. Lender may accept partial payments, whether or not marked "paid in full" without losing our rights under this Agreement.

    Payments shall be made to:

    TIS Financial Services, Inc.
    655 Montgomery Street, Suite 800
    San Francisco, California 94111

    If Lender receives the payment at the above address by 9:00 a.m. on any business day, except Saturday or Sunday, Lender will credit the payment to the amount outstanding under this Agreement as of that day.

 C. Interest Rate.
    --------------

    1. The principal balance outstanding under this Agreement shall bear interest at a fluctuating interest rate per annum equal to the Prime Rate as announced by the San Francisco Federal Reserve Bank plus one and one-half (1 1/2) percentage points, as said Prime Rate may change from time to time.

    2. Computation of Interest and Fees. All computations of interest and fees made or called for hereunder shall be calculated on the basis of the actual number of days the unpaid principal balance is outstanding divided by a 365/366 day year as appropriate.

    3. Default Rate. At Lender's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the interest rate shown above in Paragraph C. 1. This may result in compounding of interest.
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D.   Promise to Pay Fees and Costs. The Borrower promises to pay according to
     -----------------------------
     the terms of this Agreement, all amounts outstanding and fees and costs which may be assessed under this Agreement including reasonable attorneys' fees (which may include the allocated costs of in-house counsel), court costs, and collection costs.

E.   Loan Fees.  Borrower shall pay to Lender Three and One-Half (3 1/2) points
     ---------
     upon Borrower's receiving any of the principal amount of this Line of Credit.

III. OTHER TERMS

 A.  Cancellation by the Borrower.  The Borrower may cancel this Agreement by
     ----------------------------
     written notice to Lender. The Borrower's request will take effect at the time it is received by Lender. If there is more than one Borrower, Lender may treat a request by one of them under this Paragraph as a request by all of them. At the time of cancellation, the outstanding balance will be immediately due and payable.

 B.  Security:  Borrower agrees to enter into the Pledge Agreement of even date
     --------
     as security for the performance of Borrower's obligations under this Line of Credit.

IV.  COVENANTS

The Borrower agrees that so long as credit is available under this Agreement and until Lender is repaid in full, it will, unless Lender shall otherwise consent in writing:

 A.  Insurance.   Maintain public liability, property damage and worker's
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     compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.

 B.  Records and Reports. Maintain a standard and modern system of accounting in
     -------------------
     accordance with generally accepted accounting principles or another basis acceptable to Lender; permit Lender's representatives to have access to and to examine its properties, books and records at all reasonable times; and furnish Lender:

     1. Promptly, a notice in writing of the occurrence of any event of default hereunder or of any event which would become an event of default hereunder upon giving of notice, lapse of time, or both.

     2. Financial Statements and other information relating to the affairs of the Borrower and any guarantors as Lender may request from time to time.
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 C. Purpose.   Use the proceeds of the credit provided in this Agreement solely
    -------
    for the purposes of normal operating expenses, improving and/or enhancing the Borrower's existing properties, other matters associated with the maintenance and upkeep of Borrower's existing properties or expenses incurred in the normal course of business on terms and conditions agreed to by the Company.

 D. Compliance with Laws.  Comply with the laws, regulations and orders of any
    --------------------
    government body with authority over the Borrower's business.

 E. No Further Encumbrances:  Other than a first lien, Borrower shall not incur
    -----------------------
    any lien or encumbrance on any of Borrower's real estate assets without the prior written consent of Lender.

V.  EVENTS OF DEFAULT

The occurrence of any of the following events of default shall, at Lender's option, terminate Lender's obligation to extend credit under this Agreement, and make all sums of principal and interest immediately due and payable without demand, presentment or notice, all of which are hereby expressly waived and Lender may exercise all its rights against the Borrower, any guarantor and any collateral as provided by law.

 A. Failure to Pay Indebtedness.   Failure to pay when due any obligation of
    ---------------------------
    the Borrower to Lender.

 B. Other Defaults. The occurrence of any event of default whether or not
    --------------
    waived by the obligee under any other indebtedness extended by any institution or individual to the Borrower.

 C. Breach of Covenant. Failure of the Borrower to perform any other term or
    ------------------
    condition of this Agreement binding upon the Borrower.

 D. Breach of Warranty.  Any of the Borrower's representations or warranties
    ------------------
    made herein or any statement or certificate at any time given pursuant hereto or in connection herewith shall be false or misleading in any material respect.

 E. Insolvency: Receiver or Trustee. The Borrower, any guarantor of the
    --------------------------------
    indebtedness of the Borrower to Lender, or general partner of the Borrower shall become insolvent, or admit its inability to pay its debts as they mature, or make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.
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 F. Judgments, Attachments. Any money judgment, writ, or warrant of attachment,
    ----------------------
    or similar process shall be entered or filed against the Borrower or any guarantor of any of the Borrower's obligations to Lender or any of its assets and shall remain unvacated, unbonded or unstayed for a period of ten days or in any event later than five days prior to the date of any proposed sale thereunder.

 G. Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation
    ----------
    proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower, any guarantor of the indebtedness of the Borrower to Lender or general partner of the Borrower.

 H. Material Adverse Change. A material adverse change occurs in the Borrower's
    -----------------------
    financial condition or the financial condition of any guarantor of the Borrower's obligations to Lender, which, in the opinion of Lender, would affect the ability of the Borrower to repay any advances made by Lender hereunder or any other of the Borrower's obligations hereunder, or of such guarantor to perform under its guaranty.

 I. Guaranty. Any guaranty of the indebtedness of the Borrower to Lender, at
    --------
    any time after the execution and delivery of such guaranty and for any reason other than satisfaction in full of all indebtedness incurred hereunder, ceases to be in full force and effect or is declared to be null and void; or the validity or enforceability thereof is contested in a judicial proceeding; or any guarantor denies that it has any further liability under such guaranty; or any guarantor defaults in any provision of any guaranty; or any financial information provided by any guarantor is false or misleading in any material respect.

 J. Change of Control.  If any officer of Borrower shall resign, be replaced,
    -----------------
    or is terminated or if any member of the Board of Directors of Borrower shall resign or be replaced, then Lender, at its sole option, may demand in writing that all outstanding amounts due pursuant to this Line of Credit shall be accelerated and shall become immediately due and owing. Lender may make this demand even though the term of the Line of Credit, or any extension of the Line of Credit, has not expired.

 K. Government Action. Any government authority takes action that Lender
    -----------------
    believes materially adversely affects the Borrower's or any guarantor's financial condition or ability to repay.
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VIII.  MISCELLANEOUS PROVISIONS

 A. Failure or Indulgence Not Waiver. No failure or delay on the part of Lender,
    --------------------------------
    in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

 B. Other Agreements. Nothing herein shall in any way limit the effect of the
    ----------------
    conditions set forth in any security or other agreement executed by the Borrower, but each and every condition hereof shall be in addition thereto.

 C. Governing Law. The Borrower understands and agrees that this Agreement will
    -------------
    be governed by and interpreted in accordance with the laws of the State of California.

 D. Severability.  If any provision of this Agreement is held to be
    ------------
    unenforceable, such determination shall not affect the validity of the remaining provisions of this Agreement.

 E. Successors and Assigns.  This Agreement is binding on the Borrower's and the
    ----------------------
    Lender's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Lender's prior consent.

F.  Arbitration
    -----------

    1. This paragraph concerns the resolution of any controversies or claims between the Borrower and Lender, including but not limited to those that arise from: (a) This Agreement (including any renewals, extensions or modifications of this Agreement); (b) Any document, agreement or procedure related to or delivered in connection with this Agreement; (c) Any violation of this Agreement; or (d) Any claims for damages resulting from any business conducted between the Borrower and Lender, including claims for injury to persons, property, or business interests (torts).

    2. Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.
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    3.  For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy that may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so to dismiss the arbitration on that basis.

    4. If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

    5. The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed end enforced.

    6.  This provision does not limit the right of the Borrower or Lender to:
    (a) exercise self-help remedies such as setoff: (b) foreclose against or sell any real or personal property collateral: or (c) act in a court of law, before, during or after the arbitration proceeding to obtain (i) an interim remedy, and/or (ii) additional or supplementary remedies.

    7. The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or Lender, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

 G. Hazardous Waste Indemnification. The Borrower will indemnify and hold
    -------------------------------
    harmless Lender from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to Lender, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity will survive repayment of the Borrower's obligations to Lender.
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 H. One Agreement. This Agreement and any related security or other agreements
    -------------
    required by this Agreement collectively: (1) represent the sum of the understandings and agreements between Lender and the Borrower concerning this credit; and (2) replace any prior oral or written agreements between Lender and the Borrower concerning this credit; and (3) are intended by Lender and the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

 I. Change of Terms. Lender may change any term or condition of this Agreement,
    ---------------
    to the extent permitted by law, by providing written notice to the Borrower. Any such change shall apply to any unpaid balance outstanding under this Agreement as well as any future transactions under this Agreement.

 J. Notice. As required herein, notice to Lender shall be sent to the Lender to
    ------
    be effective when received by Lender, with a copy to Lender's counsel by facsimile at:

     Lender:
     -------

     TIS Financial Services, Inc
     Attention: Lorraine Legg
     655 Montgomery Street, Suite 800
     San Francisco, California 94111
     Facsimile:  (415) 393-8006

     With a copy to counsel for Lender:
     ----------------------------------

     Leonard P. Mastromonaco, Esq.
     Zitrin & Mastromonaco, LLP
     445 Bush Street, Suite 600
     San Francisco, California 94108
     Facsimile:  (415) 732-7555

Notice to Borrower shall be sent to Borrower, to be effective when received by Borrower, with a copy to Borrower's counsel by facsimile at:

     Borrower:
     ---------

     TIS Mortgage Investment Company
     Attention: Lorraine Legg
     655 Montgomery Street, Suite 800
     San Francisco, California 94111
     Facsimile:  (415) 393-8006
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     With a copy to counsel for Borrower:
     ------------------------------------

     Daniel E. Titlebaum, Esq.
     Heller, Ehrmann, White & McAuliffe
     333 Bush Street
     San Francisco, California 94104
     Facsimile:  (415) 772-6268

The Borrower agrees to notify Lender promptly in writing of a change in the Borrower's mailing address.

 K. Costs.   If Lender incurs any expense in connection with administering or
    -----
    enforcing this Agreement, or if Lender takes collection action under this Agreement, it is entitled to costs and reasonable attorneys' fees, including any allocated costs of in-house counsel. At Lender's option, Lender may add these costs to the principal amount outstanding under this Agreement.

L.  Attorneys' Fees.   In the event of a lawsuit or arbitration proceeding, the
    ---------------
    prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

TIS Financial Services, Inc.,
a California corporation



By:  ________________________________________
     LORRAINE O. LEGG
     President and Chief Executive Officer


TIS Mortgage Investment Company,
a Maryland corporation



By:  ________________________________________
     LORRAINE O. LEGG
     President and Chief Executive Officer